Exhibit 2.8

THIRD AMENDMENT TO MEMBERSHIP INTEREST
PURCHASE AGREEMENT

THIS THIRD AMENDMENT effective September 15th (the “Effective Date”), by and between Amphitrite Digital Incorporated, a United States Virgin Islands corporation (“Buyer”) and Steve Schlosser, an individual; Michael Hampton, an individual; and Stefan du Toit an individual, jointly and severally (collectively, “Seller”). The Buyer and the Seller shall be collectively referred to herein as the “Parties.”

RECITALS

A. The Parties have entered into that certain Membership Interest Purchase Agreement dated March 24, 2023 (the “original Agreement”), the terms of which are incorporated by reference herein.

B. The Parties have entered into that certain First Amendment to the Membership Interest Purchase Agreement dated June 6, 2023 (the “First Amendment”), and Second Amendment to the Membership Interest Purchase Agreement dated July 31, 2023 (the “Second Amendment”), the terms of which are incorporated by reference herein.

C. The Parties desire to make certain modifications to the terms of the original Agreement with respect to the closing date, and other terms.

NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants and agreements hereafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer, intending to be legally bound, do hereby agree as follows:

1. Section 1.3 of the original Agreement shall be deleted, and the following language inserted in lieu thereof:

“Section 1.3 Closing Date. The closing under this Agreement shall occur on or before October 31, 2023, time being strictly of the essence (the “Closing” or “Closing Date”).”

IN WITNESS WHEREOF, each of the parties have executed this Third Amendment as of the Effective Date set forth herein:

SELLER:

/s/ Michael Hampton
By:	Michael Hampton, Co-Founder

/s/ Steve Schlosser
By:	Steve Schlosser, Co-Founder

/s/ Stefanus du Toit
By:	Stefanus du Toit, CEO

BUYER:

Amphitrite Digital Incorporated

By:	/s/ Scott Stawski
Scott Stawski, Chairman

By:	/s/ Rob Chapple
Rob Chapple, CEO